SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2006
MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (716) 652-2000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On February 14, 2006, Moog Inc. (“Moog”) issued a press release announcing the offer and sale of 2.5 million shares of Class A common stock at a price of $31.00 per share. The information contained in this press release, which is filed as exhibit 99.1 to this current Report in Form 8-K, is incorporated herein by reference.
Moog filed the final prospectus supplement relating to the offer and sale of the Class A common stock with the Securities and Exchange Commission (the “Commission”) on February 15, 2006. In connection with the filing of the prospectus supplement with the Commission, Moog is filing the underwriting agreement relating to the offering as Exhibit 1.1 to this Current Report on Form 8-K. By the filing of this report, Moog is causing the underwriting agreement to be incorporated by reference into the Registration Statements on Form S-3 (Nos. 333-107586 and 333-131801) filed by Moog with the Commission and each of which has been declared effective or is automatically effective.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

1.1	Underwriting Agreement, dated February 14, 2006, between Moog Inc. and SG Cowen & Co., LLP.

5.1	Opinion of Hodgson Russ LLP.

23.1	Consent of Hodgson Russ LLP (included in Exhibit 5.1).

99.1	Press release dated February 14, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.
Dated: February 15, 2006	By:	/s/ Donald R. Fishback
		Name:	Donald R. Fishback Controller

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated February 14, 2006, between Moog Inc. and SG Cowen & Co., LLP.

5.1	Opinion of Hodgson Russ LLP.

23.1	Consent of Hodgson Russ LLP (included in Exhibit 5.1).

99.1	Press release dated February 14, 2006.